CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------



As independent public accountants, we hereby consent to the incorporation by reference in this the registration statement (No. 333-53320) of our reports dated February 15, 2000 included in SEACOR SMIT Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.




/s/ Arthur Andersen LLP
Arthur Andersen LLP



New Orleans, Louisiana,
January 18, 2001